Exhibit 99.1

Finjan Sues Cisco for Patent Infringement
Complaint Filed in the Northern District of California

E. PALO ALTO, CA -- 01/09/17 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, today announced that its subsidiary Finjan, Inc. ("Finjan”) has filed a patent infringement lawsuit against Cisco Systems, Inc., a California Corporation, in the Northern District of California alleging infringement of five Finjan U.S. patents.

Cisco’s relationship with Finjan dates back to the early 2000’s when Cisco, after evaluating the technologies that Finjan had pioneered and was selling into the marketplace, became one of the first corporate investors. In the second half of 2013, Cisco acquired Sourcefire, Inc. and integrated their appliances and technology throughout Cisco’s own security offerings and a number of new combination products and services. This prompted Finjan to approach Cisco for a license to Finjan’s patents. After entering into numerous confidential negotiations over a period of more than two years, we were unable to arrive at a negotiated license.

“Cisco is one of Finjan’s original corporate investors, having first invested in our company more than a decade ago, predicated on the value of our technology. Despite multi-year licensing discussions, including senior executives on both sides, we were left with few options to achieve fair value in a license and reluctantly have to move this into the Court’s hands,” said Phil Hartstein, President and CEO of Finjan. “We value our long-time partnership with Cisco and are committed to working with them to find an equitable resolution to this matter while balancing our obligations to other licensees and shareholders.”
Finjan filed a Complaint (Case No. 5:17-cv-00072), on January 6, 2017, in the U.S. District Court for the Northern District of California, alleging that numerous Cisco products and services infringe five U.S. Finjan patents. In particular, Finjan is asserting infringement of U.S. Patent Nos. 6,154,844; 6,804,780; 7,647,633; 8,141,154; and 8,677,494. In the action, Finjan is seeking, among other things, a preliminary and permanent injunction, an award to Finjan of damages, and reasonable attorneys’ fees and costs.
Finjan has pending infringement lawsuits and appeals against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks., and Blue Coat Systems, Inc. and ESET relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com